                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   _________

                                AMENDMENT NO. 2
                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 31, 1998

                                   Stoneridge, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Ohio                        001-13337                34-1598949
----------------------------   ------------------------     ------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                       Identification No.)

       9400 East Market Street, Warren, Ohio                    44484
       -------------------------------------                  ----------
      (Address of Principal Executive Offices)                (Zip Code)

                                 (330) 856-2443
                        ------------------------------
                        (Registrant's telephone number,
                              including area code)

The undersigned Registrant hereby amends the following items, financial statements, pro forma financial information and exhibits of its Current Report on Form 8-K/A, dated January 26, 1999, as set forth in pages attached hereto.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Business Acquired

           The audited financial statements for Hi-Stat Manufacturing Co., Inc., the business acquired, as of and for each of the three years in the period ended December 31, 1997, together with a report of independent public accountants, and the unaudited financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 are hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit A.

      (b)  Pro Forma Financial Information

           The required pro forma information for the transaction that is the subject of this Report, as prepared as of September 30, 1998, is hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit B.

      (c) Exhibits. The following exhibit is filed with Amendment No. 2 to this Report:


      Exhibit No.                               Exhibit
      -----------                              --------

       23.1                     Consent of Andersen, Metzger & Company, P.C.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused Amendment No. 2 to this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Stoneridge, Inc.


                                 By:          /s/ Kevin P. Bagby
                                        ---------------------------------
Date:  March 16, 1999                   Kevin P. Bagby
                                        Treasurer and Chief Financial Officer
                                        (Principal Financial and Chief
                                        Accounting Officer)

                                                                       Exhibit A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Hi-Stat Manufacturing Co., Inc.

We have audited the accompanying balance sheets of Hi-Stat Manufacturing Co., Inc. (the "Acquired Company") as of December 31, 1995, 1996 and 1997 and the related statements of income, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements of the Acquired Company were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission Rule 3-05, Regulation S-X.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Stat Manufacturing Co., Inc. as of December 31, 1995, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ANDERSEN, METZGER & COMPANY, P.C.



Warren, Ohio
May 15, 1998 (except with respect to the matters discussed in Note 2 as to which the date is February 20, 1999)

                          HI-STAT MANUFACTURING CO., INC.

                                BALANCE SHEETS

                                (in thousands)

                                                               DECEMBER 31,
                                                      ----------------------------------    SEPTEMBER 30,
                                                       1995          1996         1997          1998
                                                       ----          ----         ----          ----
                                                                                             (UNAUDITED)
ASSETS

Current assets:
  Cash                                                $     4       $     6      $     4        $     5
  Accounts receivable (net of allowance for
   doubtful accounts of  approximately $200,
   $353, $400 and $400)                                11,732        13,476       19,055         21,606
  Current portion of notes receivable - employees          90           105          126            229
  Inventories                                           9,883        10,755       11,365         14,844
  Prepaid expenses                                      1,504         2,595        2,469          3,012
                                                      -------       -------      -------        -------
         Total current assets                          23,213        26,937       33,019         39,696
                                                      -------       -------      -------        -------

Property, plant and equipment, net                     18,898        22,459       29,351         32,550
Other assets:
  Notes receivable - employees                            243           158            -              -
  Other                                                   443           424          503            475
                                                      -------       -------      -------        -------

Total assets                                          $42,797       $49,978      $62,873        $72,721
                                                      =======       =======      =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current assets:
  Current portion of long-term debt                   $13,273       $ 6,644      $11,081        $ 9,944
  Accounts payable                                      3,831         4,212        6,251          8,297
  Accounts payable to related parties                     372           350          434              -
  Accrued expenses                                      2,181         3,027        2,951          6,289
                                                      -------       -------      -------        -------
          Total current liabilities                    19,657        14,233       20,717         24,530
                                                      -------       -------      -------        -------

Long-term debt, less current portion                        -        10,101        8,331          7,027
Note payable - shareholder                                388           251          237            227
                                                      -------       -------      -------        -------
         Total long-term liabilities                      388        10,352        8,568          7,254
                                                      -------       -------      -------        -------

Shareholders' equity:
  Common stock, $1 par value,  7,500 shares
   authorized, 300 shares issued and outstanding           65            65           65             65
  Retained earnings                                    22,687        25,328       33,523         40,872
                                                      -------       -------      -------        -------

                                                       22,752        25,393       33,588         40,937
                                                      -------       -------      -------        -------

Total liabilities and shareholders' equity            $42,797       $49,978      $62,873        $72,721
                                                      =======       =======      =======        =======


  The accompanying notes to financial statements are an integral part of these balance sheets.

                        HI-STAT MANUFACTURING CO., INC.

                             STATEMENTS OF INCOME

                                (in thousands)



                                                        FOR THE YEARS ENDED       FOR THE NINE
                                                            DECEMBER 31,          MONTHS ENDED
                                                   ------------------------------ SEPTEMBER 30,
                                                     1995       1996       1997       1998
                                                     ----       ----       ----       ----
                                                                                   (UNAUDITED)
Net Sales                                          $100,900   $112,378   $135,459   $111,292

Costs and expenses:
  Cost of goods sold                                 76,879     82,896     95,792     81,388
  Selling, general and administrative expenses       17,528     22,287     26,171     17,261
                                                   --------   --------   --------   --------

          Operating income                            6,493      7,195     13,496     12,643
                                                   --------   --------   --------   --------

Other (income) expense:
  Interest expense, net                                 833        841      1,188        858
  Other, net                                           (412)      (496)      (208)       (54)
                                                   --------   --------   --------   --------

                                                        421        345        980        804
                                                   --------   --------   --------   --------

Income before income tax taxes                        6,072      6,850     12,516     11,839
  Provision for income taxes                            354        209        321        365
                                                   --------   --------   --------   --------

Net Income                                         $  5,718   $  6,641   $ 12,195   $ 11,474
                                                   ========   ========   ========   ========


  The accompanying notes to financial statements are an integral part of these statements.

                        HI-STAT MANUFACTURING CO., INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                (in thousands)

                                                                           COMMON             RETAINED
                                                                            STOCK             EARNINGS             TOTAL
                                                                           -------           ----------           -------
Balance, December 31, 1994                                                          $65            $20,969             $21,034

  Net income                                                                          -              5,718               5,718
  Distributions                                                                       -             (4,000)             (4,000)
                                                                               --------            -------             -------

Balance, December 31, 1995                                                           65             22,687              22,752

  Net income                                                                          -              6,641               6,641
  Distributions                                                                       -             (4,000)             (4,000)
                                                                               --------            -------             -------

Balance, December 31, 1996                                                           65             25,328              25,393

  Net income                                                                          -             12,195              12,195
  Distributions                                                                       -             (4,000)             (4,000)
                                                                               --------            -------             -------

Balance, December 31, 1997                                                           65             33,523              33,588

  Net income (unaudited)                                                              -             11,474              11,474
  Distributions (unaudited)                                                           -             (4,125)             (4,125)
                                                                               --------            -------             -------

Balance, September 30, 1998 (unaudited)                                             $65            $40,872             $40,937
                                                                               ========            =======             =======


  The accompanying notes to financial statements are an integral part of these statements.

                        HI-STAT MANUFACTURING CO., INC.

                           STATEMENTS OF CASH FLOWS

                                (in thousands)


                                                       FOR THE YEARS ENDED           FOR THE NINE
                                                           DECEMBER 31,              MONTHS ENDED
                                                 ------------------------------      SEPTEMBER 30,
                                                    1995      1996       1997            1998
                                                    ----      ----       ----            ----
                                                                                       (UNAUDITED)
OPERATING ACTIVITIES:
  Net income                                       $ 5,718   $ 6,641   $ 12,195         $11,474
  Adjustments to reconcile net income to net
   cash from operating activities:
    Depreciation and amortization                    2,751     3,360      4,241           4,533
    Changes in operating assets and liabilities:
      Accounts receivable, net                         541    (1,744)    (5,579)         (2,551)
      Inventories                                   (1,275)     (872)      (610)         (3,479)
      Prepaid expenses                                   -    (1,091)       126            (543)
      Other assets, net                                 24        17        (78)             28
      Accounts payable                                 (99)      382      2,038           2,046
      Accounts payable to related parties              201       (21)        83            (434)
      Accrued expenses                                 125       846        (76)          3,338
                                                   -------   -------   --------         -------

          Net cash from operating activities         7,986     7,518     12,340          14,412
                                                   -------   -------   --------         -------

INVESTING ACTIVITIES:
  Capital expenditures                              (4,390)   (6,926)   (11,133)         (7,732)
  Proceeds on sale of fixed assets                       -         5          -               -
                                                   -------   -------   --------         -------

          Net cash from investing activities        (4,390)   (6,921)   (11,133)         (7,732)
                                                   -------   -------   --------         -------

FINANCING ACTIVITIES:
  Cash distributions paid                           (4,000)   (4,000)    (4,000)         (4,125)
  Net borrowings (repayments) on line of credit        817    (4,254)     4,435          (1,088)
  Net borrowings (repayments) on note payable         (825)    7,725     (1,766)         (1,353)
  Net borrowings (repayments ) on note
   payable - shareholder                              (186)     (136)       (14)            (10)
  Net (borrowings) repayments on notes
   receivable - employees                              584        70        136            (103)
                                                   -------   -------   --------         -------

          Net cash from financing activities        (3,610)     (595)    (1,209)         (6,679)
                                                   -------   -------   --------         -------

Net change in cash                                     (14)        2         (2)              1
Cash at beginning of period                             18         4          6               4
                                                   -------   -------   --------         -------
Cash at end of period                              $     4   $     6   $      4         $     5
                                                   =======   =======   ========         =======

Supplemental disclosure of cash flow information:
  Cash paid for interest                           $   815   $   815   $  1,178         $   858
                                                   =======   =======   ========         =======
  Cash paid for income taxes                       $   286   $   149   $    291         $   390
                                                   =======   =======   ========         =======

  The accompanying notes to financial statements are an integral part of these statements.

                        HI-STAT MANUFACTURING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

      (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30, 1998 AND FOR THE PERIOD
                           THEN ENDED ARE UNAUDITED.)
                                 (in thousands)


1.  Summary of significant accounting policies:

    Description of Business:

    Hi-Stat Manufacturing Co., Inc. (the Company) is primarily engaged in the manufacture of sensors, switches and solenoids for the automotive industry. The Company sells products principally to customers in North America and operates in one business segment.

    Basis of presentation:

    The accompanying balance sheet as of September 30, 1998, and the related statements of income, shareholders' equity and cash flows for the nine month period then ended are unaudited. In the opinion of management, such financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results for this interim period. The results of the nine month period ended September 30, 1998 are not necessarily indicative of results to be expected for the entire year.

    Accounts receivable:

    Revenues are principally generated from the automotive industry. Due to the nature of the industry, a significant portion of sales and the related accounts receivables are concentrated in a relatively low number of customers. In 1995, three customers accounted for approximately 18%, 18% and 6% of net sales, while the top five customers accounted for 49% of net sales. The same three customers accounted for approximately 21%, 17% and 6% of the Company's 1996 net sales, and its top five customers accounted for approximately 48% of its 1996 net sales. In 1997, three customers accounted for approximately 31%, 15% and 6% of the Company's net sales, and its top five customers accounted for approximately 58% of its 1997 net sales. Accounts receivable from the Company's five largest customers aggregated approximately $6,212, $6,175 and $10,338 at December 31, 1995, 1996 and 1997
    respectively.

    Inventories:

    Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method, and consist of the following:


                                                    DECEMBER 31,                  SEPTEMBER 30,
                                 ---------------------------------------------
                                         1995            1996           1997           1998
                                         ----            ----           ----           ----
          Raw materials                  $5,060         $ 5,518        $ 5,707        $ 7,499
          Work in progress                1,530           1,398          1,766          1,938
          Finished goods                  3,293           3,839          3,892          5,407
                                         ------         -------        -------        -------

                                         $9,883         $10,755        $11,365        $14,844
                                         ======         =======        =======        =======

                        HI-STAT MANUFACTURING CO., INC.

     (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30, 1998 AND FOR THE PERIOD
                          THEN ENDED ARE UNAUDITED.)
                                (in thousands)

1.  Summary of significant accounting policies (continued):

    Property, plant and equipment:

    Property, plant and equipment are stated at cost and consist of the following:


                                                                    DECEMBER 31,                 SEPTEMBER 30,
                                                       --------------------------------------
                                                         1995            1996          1997          1998
                                                         ----            ----          ----          ----
              Land                                      $ 2,098         $ 2,098       $ 2,098       $ 2,098
              Buildings and improvements                  7,022           7,022         7,022         7,026
              Leasehold improvements                      2,311           2,825         3,179         3,269
              Machinery and equipment                    16,382          19,333        29,194        33,719
              Tooling                                     1,886           2,129         3,016         4,258
              Furniture and fixtures                      1,609           1,750         2,055         2,108
              Computer equipment                          2,663           2,771         3,041         4,283
              Autos and trucks                              438             508           570           703
              Airplane and airplane equipment             1,747           1,823         1,823         1,823
                                                        -------         -------       -------       -------

                                                         36,156          40,259        51,998        59,287
              Less:  Accumulated depreciation
               and amortization                          17,467          19,722        23,575        27,819
                                                        -------         -------       -------       -------
                                                         18,689          20,537        28,423        31,468
              Construction in progress                      209           1,922           928         1,082
                                                        -------         -------       -------       -------

                                                        $18,898         $22,459       $29,351       $32,550
                                                        =======         =======       =======       =======

    Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets. Depreciation and amortization expense for the years ended December 31, 1995, 1996 and 1997 was $2,751, $3,360 and $4,241, and for the nine months ended September 30, 1998, $4,533, respectively. Depreciable lives within each property classification are as follows:

          Buildings and improvements         18 - 31 1/2  years
          Leasehold improvements                  3 -  6  years
          Machinery and equipment                 5 - 10  years
          Tooling                                 2 -  3  years
          Furniture and fixtures                  5 - 10  years
          Computer equipment                      5 - 10  years
          Autos and trucks                             5  years
          Airplane and airplane equipment              8  years

    Repairs and maintenance expenditures which do not extend the useful life of property are charged to expense as incurred. Expenditures for improvements and significant refurbishings are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is credited or charged to income.

                        HI-STAT MANUFACTURING CO., INC.

     (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30, 1998 AND FOR THE PERIOD
                          THEN ENDED ARE UNAUDITED.)
                                (in thousands)

1.  Summary of significant accounting policies (continued):

    Accrued expenses:

    Accrued expenses consist of the following:

                                                                     DECEMBER 31,             SEPTEMBER 30,
                                                          ---------------------------------
                                                           1995         1996          1997        1998
                                                           ----         ----          ----        ----
             Compensation related obligations              $1,291       $1,596        $1,408      $5,289
             Insurance related obligations                    517          632           721         485
             State and local income tax                         -           60           115          40
              obligations
             Other                                            373          739           707         475
                                                           ------       ------        ------      ------

                                                           $2,181       $3,027        $2,951      $6,289
                                                           ======       ======        ======      ======

    Use of estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

    Income taxes:

    The Company and its shareholders have elected to be taxed as a partnership under the provision of Subchapter S of the Internal Revenue Code. As such, the taxable income of the Company will be included in the individual tax returns of the shareholders for federal income tax purposes. Accordingly, net income for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998 does not include provisions for federal income taxes. Certain state and local income taxes continue to be payable directly by the Company.

    Research and development activities:

    The Company has expensed research and development costs of $601, $701 and $633 for the years ended December 31, 1995, 1996 and 1997 and $345 for the nine months ended September 30, 1998, respectively.


    Reclassifications:

    Certain reclassifications have been made to the prior periods' financial statements to conform with the current period's presentation.

    Revenue recognition:

    The Company recognizes revenues from the sale of products at the point of passage of title, which is generally at the time of shipment.

    Financial instruments:

    Financial instruments held by the Company include cash, accounts receivable, accounts payable and long-term debt. The book value of cash, accounts receivable and payables are considered to be representative of fair value because of the short maturity of these instruments. The fair value of long-term debt is based on rates available to the Company for debt with comparable terms and maturities. In management's opinion, the estimated fair value of the Company's long-term debt approximates book value, as under the terms of the borrowing arrangements, a significant portion of the obligations are subject to fluctuating market rates of interest.

                        HI-STAT MANUFACTURING CO., INC.

      (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30,1998 AND FOR THE PERIOD
                          THEN ENDED ARE UNAUDITED.)
                                (in thousands)

1.  Summary of significant accounting policies (continued):

    Accounting standards:

    The Company adopted Statement of Financial Accounting Standard No. 121 (SFAS
    121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1996. SFAS 121 requires long-lived assets and certain identifiable intangible assets to be reviewed for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this standard did not have an effect on the Company's financial statements. Management periodically reviews the realizability of long-lived assets of the Company in accordance with SFAS 121.

2.  Sale of business:

    On December 31, 1998, the shareholders of the Company sold all outstanding shares of stock to Stoneridge, Inc. in accordance with the Stock Purchase Agreement dated December 7, 1998.

3.  Long-term debt:

    Long-term debt consists of the following:


                                                                      DECEMBER 31,              SEPTEMBER 30,
                                                           --------------------------------
                                                            1995         1996         1997          1998
                                                            ----         ----         ----          ----
                Line of credit                             $ 9,131      $ 4,877      $ 9,311       $ 8,223
                Notes payable to banks                       4,142       11,868       10,101         8,748
                                                           -------      -------      -------       -------
                                                            13,273       16,745       19,412        16,971
                Less:  Current portion                      13,273        6,644       11,081         9,944
                                                           -------      -------      -------       -------

                                                           $     -      $10,101      $ 8,331       $ 7,027
                                                           =======      =======      =======       =======

     The Company has a $15,000 bank line of credit bearing interest at the lender's daily cost of funds plus 0.90%, payable monthly. The rate in effect at the years ended December 31, 1995, 1996 and 1997 was 6.755%, 8.15% and 7.9%, respectively. Borrowings on the line of credit are secured by monies and accounts in the possession of the bank, accounts receivable, inventory, and equipment. The agreement contains various restrictive covenants which require, among other things, the maintenance of minimum net worth levels, the ratio of liabilities to net worth as defined and the ratio of cash flow to current maturity of long-term debt plus interest expense. The covenants also limit the Company's ability to incur new indebtedness. At December 31, 1995, 1996 and 1997, the Company was in compliance with its covenants except for the requirement to keep the Company's ratio of cash flow to current maturity of long-term debt plus interest expense at least 1.5 to 1.0. The ratio was 1.49 to 1.0 at
     December 31, 1996 and 1997.   The line of credit is classified as a current
     liability as it is due on demand.

     In September, 1996, the Company consolidated two bank notes payable secured by monies and accounts in the possession of the bank, accounts receivable, inventory, and equipment. The renegotiated note payable bears interest at the Company's discretion of rates, as defined in the agreement, and is payable monthly. The rate in effect at December 31, 1996 and 1997 was 6.8437% and 6.9375%, respectively. The monthly principal payment of $143 is computed using a seven year amortization with a balloon payment of $3,442 due on September 11, 2001.

     The Company purchased equipment in 1996 which was subject to an existing loan from a finance company. The note payable bears interest at the rate of 8.42% and is secured by the equipment. The monthly payment of $4 includes both principal and interest through March, 1999.

                        HI-STAT MANUFACTURING CO., INC.

     (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30, 1998 AND FOR THE PERIOD
                          THEN ENDED ARE UNAUDITED.)
                                (in thousands)

3.   Long-term debt: (continued)


     Required annual principal payments on long-term debt after December 31, 1997 are as follows:


        1998                                            $11,081
        1999                                              1,735
        2000                                              1,721
        2001                                              4,875
                                                        -------
                                                        $19,412
                                                        =======

4.   Related party transactions:

     The Company purchases raw materials and component parts from several companies related by common ownership and control. During the years ended December 31, 1995, 1996 and 1997, the Company purchased approximately $3,636, $4,458 and $4,264, respectively, of inventory from these companies. At December 31, 1995, 1996 and 1997, the Company owed approximately $372, $350 and $434, respectively, to these companies.

     The Company from time to time makes loans to officers and employees. These loans are secured and bear interest at the applicable federal rates. The Company had loans outstanding to employees of $333, $263 and $126 at December 31, 1995, 1996 and 1997, respectively. Management estimates the fair value of the notes receivable to be their carrying value.

     The Company has a note payable to the majority shareholder that amounted to $388, $251 and $237 at December 31, 1995, 1996 and 1997, respectively. This note is unsecured and bears interest at the applicable federal rate. The note is subordinate to the bank notes payable and, as such, is classified as long-term debt in the accompanying balance sheets.

5.   Other assets:

     During 1990, the Company obtained the right to enter into a license agreement with an unrelated company for $100. The license agreement, exercised in 1991, allows the Company to use certain proprietary measuring technology for a specified period of time. In connection with the exercise of the agreement, the Company paid an additional $250. The combined investment of $350 is included on the accompanying balance sheet as other assets. The license agreement is carried net of accumulated amortization of $171, $213 and $250 for December 31, 1995, 1996 and 1997, respectively.

     The license agreement requires royalty payments to the licensor for use of the technology. The Company paid royalties of $7, $16 and $7 for the years ended December 31, 1995, 1996 and 1997, respectively, for products sold with this technology.

6.   Commitments and contingencies:

     Operating leases:

     The Company leases operating and storage facilities from a shareholder and/or the shareholder's family under operating leases. Rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $551, $644 and $644, each year, respectively. One of the leases is noncancellable and has a term of 10 years beginning January, 1996. The other leases are renewable on a short-term basis.

                        HI-STAT MANUFACTURING CO., INC.

     (AMOUNTS AND DISCLOSURES AS OF SEPTEMBER 30, 1998 AND FOR THE PERIOD
                          THEN ENDED ARE UNAUDITED.)
                                (in thousands)


6.  Commitments and contingencies (continued):

     The Company was obligated under another noncancellable operating lease, for land and buildings used for manufacturing and storage expiring in February,
     1996.   Rental expense under this lease was $21 and $3 for the years ended
     December 31, 1995 and 1996, respectively.

     Future minimum lease payments for noncancellable operating leases at December 31, 1997 are as follows:

         1998                                           $  605
         1999                                              605
         2000                                              605
         2001                                              605
         2002                                              605
       Thereafter                                        1,815
                                                        ------

                                                        $4,840
                                                        ======

    Income taxes:

     The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. The principal items that result in temporary differences are the use of accelerated depreciation methods and the deduction of prepaid employee benefit contributions for tax purposes.

    Litigation:

     Included in accrued expenses at December 31, 1996 is an accrual of $325 for a multi-party settlement of litigation between the Company and a former employee.

    Employee benefit plans:

     The Company maintains a contributory flexible spending plan and employee benefit plan for each full-time employee of the Company. The Company is liable for losses on claims up to $100 per claim for the year. The Company has third party insurance coverage for any losses in excess of such amounts. Self-insurance costs are accrued based upon claims reported as of the balance sheet date as well as an estimated liability for claims incurred but not reported. The total accrued liability for self-insurance costs was $398, $407 and $381 as of December 31, 1995, 1996 and 1997,
     respectively.

7.  Employee benefit plan:

     The Company has a 401(k) retirement savings plan covering substantially all full-time employees. Under the 401(k) provisions, employees may voluntarily contribute a portion of their gross wages to the plan up to 12%. In July, 1997, the Company matching contribution changed to a 100% match on the first 2% contributed and 50% on the next 6%. Total matching contributions were approximately $397, $432 and $570, for the years ended December 31, 1995, 1996 and 1997, respectively. Additional Company contributions are permitted at the discretion of the board of directors. There were no discretionary contributions during 1995, 1996 or 1997.

                                                                       Exhibit B

On December 31, 1998, Stoneridge, Inc. ("the Company") acquired all of the issued and outstanding capital stock of Hi-Stat Manufacturing Co., Inc., a privately held Florida corporation, ("Hi-Stat" or "Acquired Company") pursuant to a Stock Purchase Agreement by and among the Registrant and the Shareholders of Hi-Stat (the "Sellers") dated as of December 7, 1998 ("Stock Purchase Agreement"). Hi-Stat designs and manufactures sensors, solenoids and switches for measuring speed, pressure, temperature and fluid levels primarily for the automotive market. Hi-Stat has manufacturing facilities in Ohio and Florida and has approximately 1,700 employees. The Registrant currently intends to operate Hi-Stat as a wholly owned subsidiary. The acquisition of Hi-Stat was accounted for using the purchase method of accounting and, accordingly, the results of operations of Hi-Stat will be consolidated with the results of operations of the Company as of the date of the acquisition.

The following unaudited pro forma consolidated balance sheet as of September 30, 1998 reflects the acquisition of Hi-Stat as if it occurred on that date. The following unaudited pro forma consolidated statement of income for the nine months ended September 30, 1998 gives effect to the acquisition of Hi-Stat had it occurred at the beginning of the period presented. The following unaudited pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the acquisition of Hi-Stat had it occurred at the beginning of the year and assumes that the Company had been subject to federal and state income taxes at the corporate level from the beginning of the year. The unaudited proforma consolidated financial statements are based on a preliminary allocation of the purchase price of Hi-Stat and do not purport to represent what the Company's results of operations would actually have been if such transaction in fact had occurred at such dates or to project the Company's results of future operations. The unaudited pro forma information should be read in conjunction with the Company's audited historical consolidated financial statements and notes thereto included in the Company's Form 10-K dated March 31, 1998 and Form 10-Q dated November 13, 1998 and with the audited historical financial statements and note thereto of Hi-Stat filed herewith.

                       STONERIDGE, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                 (IN THOUSANDS)

                                                                    Acquired
                                                  Company           Company           Pro Forma
                                                 Historical        Historical        Adjustments        Pro Forma
                                                 ----------        ----------        -----------        ---------
ASSETS
Current Assets:
  Cash and cash equivalents                      $    1,304        $        5        $       --        $    1,309
  Accounts receivable, net                           81,702            21,606              (145)(a)       103,163
  Inventories                                        41,061            14,844              (959)(a)        54,946
  Deferred income taxes                               5,860                --             2,079 (f)         7,939
  Prepaid expenses and other                          8,313             3,241               493 (a)        12,047
                                                 ----------        ----------        ----------        ----------
   Total current assets                             138,240            39,696             1,468           179,404
                                                 ----------        ----------        ----------        ----------

Property, Plant and Equipment, net                   54,960            32,550             2,925 (a)        90,435
Other Assets:
  Goodwill and other intangible assets, net          45,977                --             3,170 (b)       350,433
                                                                                        301,286 (c)
  Investments and other                              23,830               475             8,615 (d)        32,920
                                                 ----------        ----------        ----------        ----------
   Total Assets                                  $  263,007        $   72,721        $  317,464        $  653,192
                                                 ==========        ==========        ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt              $       37        $    9,944        $   10,556 (e)    $   20,537
  Accounts payable                                   36,882             8,297                --            45,179
  Accrued expenses and other                         32,849             6,289             1,325 (a)        40,463
                                                 ----------        ----------        ----------        ----------
   Total current liabilities                         69,768            24,530            11,881           106,179
                                                 ----------        ----------        ----------        ----------

Long-Term Debt, net of current portion                5,949             7,027           343,541 (e)       356,517
Deferred Income Taxes                                 2,839                --             2,979 (f)         5,818
Other                                                 1,603               227                --             1,830
                                                 ----------        ----------        ----------        ----------
   Total long term liabilities                       10,391             7,254           346,520           364,165
                                                 ----------        ----------        ----------        ----------

Shareholders' Equity:
  Preferred shares                                       --                --                --                --
  Common shares                                          --                65               (65)(g)            --
  Additional paid-in capital                        141,506                --                --           141,506
  Retained earnings                                  41,317            40,872           (40,872)(g)        41,317
  Cumulative currency translation adjustment             25                --                --                25
                                                 ----------        ----------        ----------        ----------
                                                    182,848            40,937           (40,937)          182,848
                                                 ----------        ----------        ----------        ----------
   Total Liabilities and Shareholders' Equity    $  263,007        $   72,721        $  317,464        $  653,192
                                                 ==========        ==========        ==========        ==========

The accompanying notes to the unaudited pro forma consolidated balance sheet are an integral part of this unaudited pro forma consolidated balance sheet.

                       STONERIDGE, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


Pro Forma Adjustments:

(a) Represents the recognition of operating assets and liabilities at fair value in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" criteria.

(b) Represents the recognition of intangible assets at fair value in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" criteria. The intangible assets will be amortized on a straight-line basis over their remaining lives ranging from two to thirteen years.

(c) Represents the recognition of the excess of the purchase price of the Acquired Company over the fair value of the net assets acquired as goodwill. The goodwill will be amortized on a straight-line basis over forty years.

(d) Represents deferred financing costs incurred to finance the purchase of the Acquired Company. These costs will be amortized over the life of the agreement.

(e) Represents incremental borrowings incurred to finance the purchase of the Acquired Company and related transaction costs.

(f) Represents the recognition of deferred income taxes in conjunction with the acquisition.

(g) Represents the elimination of the historical shareholders' equity of the Acquired Company in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" criteria.

                       STONERIDGE, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                           (IN THOUSANDS, EXCEPT FOR
                                  SHARE DATA)

                                                                    Acquired
                                                  Company           Company           Pro Forma
                                                 Historical        Historical        Adjustments        Pro Forma
                                                 ----------        ----------        -----------        ---------

Net Sales                                        $  371,173        $  111,292        $       --        $  482,465

Costs and Expenses:
 Cost of goods sold                                 280,692            81,388                --           362,080
 Selling, general and administrative expenses        47,598            17,261            (9,762)(b)        61,183
                                                 ----------        ----------                          ----------
                                                                                          5,651 (c)
                                                                                            435 (d)

  Operating income                                   42,883            12,643             3,676            59,202

  Interest expense, net                                 560               858              (858)(e)        25,078
                                                                                         23,231 (f)
                                                                                          1,287 (g)
 Other, net                                              --               (54)               --               (54)
                                                 ----------        ----------        ----------        ----------

Income Before Income Taxes                           42,323            11,839           (19,984)           34,178
                                                 ----------        ----------        ----------        ----------

 Provision for income taxes                          16,936               365            (3,630)(h)        13,671
                                                 ----------        ----------        ----------        ----------

Net Income                                       $   25,387        $   11,474        $  (16,354)       $   20,507
                                                 ==========        ==========        ==========        ==========

Basic and Diluted Net Income per Share           $     1.13                                            $     0.92
                                                 ==========                                            ==========

Weighted Average Shares Outstanding                  22,397                                                22,397
                                                 ==========                                            ==========


The accompanying notes to unaudited pro forma consolidated statement of income is an integral part of these consolidated statements.

                       STONERIDGE, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                           (IN THOUSANDS, EXCEPT FOR
                                  SHARE DATA)

                                               Pro Forma       Pro Forma       Acquired
                               Company        Income Tax        Company         Company         Pro Forma
                              Historical      Adjustments      Historical      Historical      Adjustments      Pro Forma
                              ----------      -----------      ----------      ----------      -----------      ---------

Net Sales                     $  449,506       $      --       $  449,506       $  135,459      $       --       $  584,965

Costs and Expenses:
  Cost of goods sold             341,314              --          341,314           95,792              --          437,106
  Selling, general and
   administrative expenses        55,826              --           55,826           26,171         (15,539)(b)       74,573
                              ----------       ---------       ----------       ----------                       ----------
                                                                                                     7,535 (c)
                                                                                                       580 (d)

   Operating income               52,366              --           52,366           13,496           7,424           73,286

  Gain on sale of fixed
   assets                         (1,733)             --           (1,733)              --              --           (1,733)
  Interest expense, net            3,204              --            3,204            1,187          (1,187)(e)       35,902
                                                                                                    30,975 (f)
                                                                                                     1,723 (g)
  Other, net                          --              --               --             (208)             --             (208)
                              ----------       ---------       ----------       ----------      ----------       ----------

Income Before Income Taxes        50,895              --           50,895           12,517         (24,087)          39,325
                              ----------       ---------       ----------       ----------      ----------       ----------

  Provision for income
   taxes                           5,098          16,083 (a)       21,181              321          (4,949)(h)       16,553
  Income tax benefit from
   the reinstatement
   of deferred income taxes       (1,167)          1,167 (a)           --               --              --               --
                              ----------       ---------       ----------       ----------      ----------       ----------

Net Income                    $   46,964       $ (17,250)      $   29,714       $   12,196      $  (19,138)      $   22,772
                              ==========       =========       ==========       ==========      ==========       ==========

Basic and Diluted Net
  Income per Share            $     2.92                       $     1.36                                        $     1.04
                              ==========                       ==========                                        ==========

Weighted Average Shares
  Outstanding                     16,073                           21,830                                            21,830
                              ==========                       ==========                                        ==========

The accompanying notes to unaudited pro forma consolidated statement of income is an integral part of these consolidated statements.

                       STONERIDGE, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME



Income Tax Adjustments:

(a) Represents the provision for income taxes had the Company been subject to federal and state income taxes at the corporate level for the period presented.

Pro Forma Adjustments:

(b) Represents the estimate of the Acquired Company salaries, commissions and certain other operating expenses which will be eliminated as a result of the acquisition.

(c) Represents the amortization of goodwill on a straight-line basis over forty years.

(d) Represents the amortization of intangibles on a straight-line basis over the remaining lives ranging from two to thirteen years.

(e) Represents the elimination of interest expense on Acquired Company debt which was repaid in full in conjunction with the acquisition.

(f) Represents the interest expense (at an assumed interest rate of 8.55%) on amounts drawn from the Company's credit facility to finance the acquisition.

(g) Represents the amortization of debt issuance costs for the credit agreement which financed the acquisition of the Acquired Company. Debt issuance costs will be amortized over five years.

(h) Represents the tax effect of the Acquired Company's income had the Acquired Company been subject to federal and state income taxes at the corporate level, net of the unaudited pro forma income adjustments based upon the estimated effective tax rate of approximately 40%.